EXHIBIT 99.1
TCG BDC, Inc.

For Immediate Release
October 7, 2021

TCG BDC, Inc. Schedules Third Quarter 2021 Financial Results and
Investor Conference Call

New York – TCG BDC, Inc. (“TCG BDC”) (NASDAQ: CGBD) will host a conference call at 11:00 a.m. EDT on Wednesday, November 3, 2021 to announce its third quarter 2021 financial results. A news release containing the quarterly results will be issued after market close on Tuesday, November 2, 2021. The conference call and webcast will be available on the TCG BDC website at tcgbdc.com.

The conference call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing "TCG BDC Financial Results Call." The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live conference call.

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through June 30, 2021, TCG BDC has invested approximately $6.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
Contacts:

Investors:	Media:
L. Allison Rudary	Brittany Berliner
+1-212-813-4756	+1-212-813-4839
allison.rudary@carlyle.com	brittany.berliner@carlyle.com